           POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below ("Grantor") does hereby make, constitute and appoint Mr. C. Patrick Machado
(the "Grantee") as the true and lawful attorney-in-fact of the Grantor, with full powers of substitution (and re-substitution) and revocation, for and in the name, place and stead of such Grantor,as a holder of securities of the Company (as defined below), as applicable, to execute and deliver such forms or documents as may be required to be filed from time to time with the Securities and Exchange Commission
(the "Commission") either (i) pursuant to Section 13 or Section 16 of the Securities
Exchange Act of 1934, as amended; or (ii) related to the Electronic Data Gathering
And Retrieval ("EDGAR") filing system of the Commission, in each case with respect to Medivation, Inc., a Delaware corporation (and, together with any other successor entity to Medivation, Inc., the "Company").

       The undersigned acknowledges that the foregoing Grantee, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or
Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer a director of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Grantee.

      IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 14th day of September, 2006.

     /s/ Andrew A. Protter
     ------------------------
     Andrew A. Protter